Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q3’16 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – October 25, 2016 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of specialty containment solutions in the United States, today reported actual and adjusted financial results for the quarter ended September 30, 2016. Total revenues were $128.9 million and rental revenues were $121.8 million, as compared to $133.3 million and $124.8 million, respectively, for the same period last year.

Rental revenues for the portable storage and specialty containment businesses for the current quarter were $97.7 million and $24.1 million, respectively.

The Company recorded net income of $12.7 million, or $0.29 per diluted share, in the third quarter of 2016, as compared to net income of $14.0 million, or $0.31 per diluted share, for the third quarter of 2015. On an adjusted basis, third quarter net income was $13.7 million, or $0.31 per diluted share, compared to adjusted net income of $16.0 million, or $0.35 per diluted share, for the third quarter of 2015. Adjusted EBITDA was $46.7 million and adjusted EBITDA margin was 36.2% for the third quarter of 2016.

Dividend

The Company’s Board of Directors declared a cash dividend of 20.6 cents per share, which will be paid on November 30, 2016 to shareholders of record on November 9, 2016.

Third Quarter 2016 Highlights

●	Achieved all-time high quarterly portable storage core activations, resulting in an all-time high for units on rent as of September 30, 2016.
●	Increased portable storage rental revenues 2.4% year-over-year on a constant currency basis. Including the impact of unfavorable currency fluctuations, portable storage rental revenues decreased 1.2%.
●	Increased portable storage rental rates by 2.4% year-over-year and 0.8% over the second quarter of 2016; rates on new rentals were up 2.3% year-over-year.
●	Grew downstream specialty containment rental revenues year-over-year and sequentially, achieving the highest quarterly rental revenues since the December 2014 acquisition of this business.
●	Delivered adjusted EBITDA of $46.7 million, with an adjusted EBITDA margin of 36.2%.
●	Drove portable storage unit utilization to an average of 70.5% during the quarter and to 73.6% as of quarter-end.
●	Produced specialty containment average utilization of 64.2%, when calculated using original equipment cost, an increase from 63.5% in the second quarter of 2016.
●	Experienced higher inside sales representative (“ISR”) turnover, resulting in lower sales productivity and flat headcount for the quarter.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “We continue to be strongly positioned in both the portable storage and specialty containment markets. Portable storage pricing increased a solid 2.4% this quarter compared to the prior-year period, marking the fifteenth quarter in a row we have achieved year-over-year increases. To drive additional top-line growth, our immediate focus is on executing our salesforce model and providing the tools to our inside sales representatives to ensure their success. I am pleased to say that we saw an improvement in ISR headcount towards the end of the quarter, reaching a total of 214 ISRs as of today.”

Mr. Olsson continued, “In our specialty containment business, downstream rental revenues were up a healthy 5%, compared to the prior-year quarter. However, continued weak commodity prices along with the upstream headwinds negatively impacted our remaining specialty containment lines, resulting in an overall 7% decrease in rental revenues for this business. With that said, I am happy to report that sequentially, specialty containment revenues increased 6%.”

Conference Call

Mobile Mini will host a conference call today, Tuesday, October 25, 2016 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 208,000 portable storage containers and office units. Through its wholly-owned subsidiary, Evergreen Tank Solutions, Mobile Mini is also a leading provider of specialty containment solutions in the U.S., with a rental fleet of approximately 12,100 units. Mobile Mini’s network is comprised of 157 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our ability to continue to be strongly positioned in both the portable storage and specialty containment markets, execute our salesforce model and provide tools to our ISRs to ensure their success, and continue to increase our ISR headcount and drive topline growth, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(602) 308-3879
www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)

Revenues:
Rental	$121,784	$—	$121,784	$124,813	$—	$124,813
Sales	6,610	—	6,610	6,594	—	6,594
Other	459	—	459	1,936	(1,455)	481

Total revenues	128,853	—	128,853	133,343	(1,455)	131,888

Costs and expenses:
Rental, selling and general expenses	80,457	—	80,457	81,659	(2,822)	78,837
Cost of sales	3,897	—	3,897	4,366	—	4,366
Restructuring expenses	1,648	(1,648)	—	1,846	(1,846)	—
Depreciation and amortization	16,184	—	16,184	14,998	—	14,998

Total costs and expenses	102,186	(1,648)	100,538	102,869	(4,668)	98,201

Income from operations	26,667	1,648	28,315	30,474	3,213	33,687

Other expense:
Interest income	—	—	—	1	—	1
Interest expense	(8,047)	—	(8,047)	(8,960)	—	(8,960)
Foreign currency exchange	(5)	—	(5)	—	—	—

Income before income tax provision	18,615	1,648	20,263	21,515	3,213	24,728

Income tax provision	5,906	632	6,538	7,536	1,216	8,752

Net income	$12,709	$1,016	$13,725	$13,979	$1,997	$15,976

EBITDA/Adjusted EBITDA	$42,846		$46,650	$45,473		$52,104
EBITDA/Adjusted EBITDA as a percentage of total revenues	33.3%		36.2%	34.1%		39.5%

Earnings per share:
Basic	$0.29		$0.31	$0.31		$0.36
Diluted	0.29		0.31	0.31		0.35

Weighted average number of common and common share equivalents outstanding:
Basic	44,159		44,159	44,721		44,721
Diluted	44,453		44,453	45,147		45,147

(1)	Adjusted column for the three months ended September 30, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP (defined herein) presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended September 30, 2016 related to the restructuring of our business operations, along with the related tax effects.

(2)	Adjusted column for the three months ended September 30, 2015 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended September 30, 2015 include the following, along with the related tax effects:
•	Reduction of other revenue by $1.5 million to exclude transition services revenue associated with the divestiture of our North American wood mobile office business in May 2015.
•	Reduction of $2.2 million in rental, selling and general expenses to exclude operating expenses associated with the provision of transition services for our North American wood mobile office business, including expenses related to wood mobile offices on our leased properties.
•	Reduction of $0.4 million in rental, selling and general expenses for acquisition-related expenses, primarily due to our acquisition of Evergreen Tank Solutions in December 2014.
•	Reduction of $0.2 million in rental, selling and general expenses to exclude costs related to the settlement of a potential unclaimed property liability with the state of Delaware.
•	Exclusion of costs of $1.8 million related to the restructuring of our business operations.

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)

Revenues:
Rental	$355,913	$—	$355,913	$368,175	$—	$368,175
Sales	19,843	—	19,843	22,765	—	22,765
Other	2,479	(1,365)	1,114	5,320	(4,096)	1,224

Total revenues	378,235	(1,365)	376,870	396,260	(4,096)	392,164

Costs and expenses:
Rental, selling and general expenses	234,796	—	234,796	247,809	(7,174)	240,635
Cost of sales	12,186	—	12,186	14,899	—	14,899
Restructuring expenses	5,220	(5,220)	—	4,773	(4,773)	—
Asset impairment charge and loss on divestiture, net	—	—	—	66,128	(66,128)	—
Depreciation and amortization	47,630	—	47,630	45,075	—	45,075

Total costs and expenses	299,832	(5,220)	294,612	378,684	(78,075)	300,609

Income (loss) from operations	78,403	3,855	82,258	17,576	73,979	91,555

Other expense:
Interest income	—	—	—	1	—	1
Interest expense	(24,533)	—	(24,533)	(26,986)	—	(26,986)
Debt extinguishment expense	(9,192)	9,192	—	—	—	—
Deferred financing costs write-off	(2,271)	2,271	—	—	—	—
Foreign currency exchange	(9)	—	(9)	(2)	—	(2)

Income (loss) before income tax provision	42,398	15,318	57,716	(9,411)	73,979	64,568

Income tax provision (benefit)	14,619	5,892	20,511	(5,480)	28,441	22,961

Net income (loss)	$27,779	$9,426	$37,205	$(3,931)	$45,538	$41,607

EBITDA/Adjusted EBITDA	$126,024		$136,222	$62,650		$145,912
EBITDA/Adjusted EBITDA as a percentage of total revenues	33.3%		36.1%	15.8%		37.2%

Earnings (loss) per share:
Basic	$0.63		$0.84	$(0.09)		$0.92
Diluted	0.63		0.84	(0.09)		0.91

Weighted average number of common and common share equivalents outstanding:
Basic	44,170		44,170	45,145		45,145
Diluted	44,431		44,431	45,145		45,695

(1)	Adjusted column for the nine months ended September 30, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the nine-month period ended September 30, 2016 include the following, along with the related tax effects:
•	Reduction of other revenue by $1.4 million to exclude revenue associated with a sales tax refund.
•	Exclusion of costs of $5.2 million related to the restructuring of our business operations.
•	Exclusion of $9.2 million of debt extinguishment costs to redeem $200 million aggregate principal amount of our outstanding 7.875% senior notes due December 2020 (the “2020 Senior Notes”).
•	Exclusion of $2.3 million of deferred financing costs that were written off in conjunction with the redemption of the 2020 Senior Notes.

(2)	Adjusted column for the nine months ended September 30, 2015 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the nine-month period ended September 30, 2015 include the following, along with the related tax effects:
•	Reduction of other revenue by $1.2 million to exclude revenue associated with a sales tax refund.
•	Reduction of other revenue by $2.9 million to exclude transition services revenue associated with the divestiture of our North American wood mobile office business in May 2015.
•	Reduction of $3.9 million in rental, selling and general expenses to exclude operating expenses associated with the provision of transition services for our North American wood mobile office business, including expenses related to wood mobile offices on our leased properties.
•	Reduction of $2.4 million in rental, selling and general expenses for acquisition-related expenses, primarily due to our acquisition of Evergreen Tank Solutions in December 2014.
•	Reduction of $0.8 million in rental, selling and general expenses to exclude costs related to the settlement of a potential unclaimed property liability with the state of Delaware.
•	Exclusion of costs of $4.8 million related to the restructuring of our business operations.
•	Exclusion of $66.1 million representing the net impairment and loss associated with the divestiture of our North American wood mobile office business.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2016	2015
As of September 30:
Stand-alone portable storage locations	125	133
Stand-alone specialty containment locations	19	19
Combined portable storage and specialty containment locations	13	6
Portable storage rental fleet units	208,000	209,500
Specialty containment rental fleet units	12,100	11,400

Average Unit Utilization:

Portable storage - three months ended September 30	70.5%	70.0%
Portable storage - nine months ended September 30	69.1%	67.8%
Specialty containment - three months ended September 30	60.5%	67.5%
Specialty containment - nine months ended September 30	62.2%	69.2%

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands)

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total

Revenues:
Rental	$97,678	$24,106	$121,784	$98,855	$25,958	$124,813
Sales	5,319	1,291	6,610	4,830	1,764	6,594
Other	371	88	459	454	27	481

Total revenues	103,368	25,485	128,853	104,139	27,749	131,888

Costs and expenses:
Rental, selling and general expenses	64,084	16,373	80,457	63,488	15,349	78,837
Cost of sales	3,113	784	3,897	3,124	1,242	4,366
Depreciation and amortization	9,100	7,084	16,184	8,404	6,594	14,998

Total costs and expenses	76,297	24,241	100,538	75,016	23,185	98,201

Income from operations	$27,071	$1,244	$28,315	$29,123	$4,564	$33,687

Adjusted EBITDA	$38,270	$8,380	$46,650	$40,901	$11,203	$52,104
Adjusted EBITDA Margin	37.0%	32.9%	36.2%	39.3%	40.4%	39.5%

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total

Revenues:
Rental	$285,508	$70,405	$355,913	$292,895	$75,280	$368,175
Sales	15,734	4,109	19,843	16,892	5,873	22,765
Other	884	230	1,114	1,171	53	1,224

Total revenues	302,126	74,744	376,870	310,958	81,206	392,164

Costs and expenses:
Rental, selling and general expenses	187,792	47,004	234,796	193,409	47,226	240,635
Cost of sales	9,568	2,618	12,186	10,976	3,923	14,899
Depreciation and amortization	26,216	21,414	47,630	26,042	19,033	45,075

Total costs and expenses	223,576	71,036	294,612	230,427	70,182	300,609

Income from operations	$78,550	$3,708	$82,258	$80,531	$11,024	$91,555

Adjusted EBITDA	$110,900	$25,322	$136,222	$115,469	$30,443	$145,912
Adjusted EBITDA Margin	36.7%	33.9%	36.1%	37.1%	37.5%	37.2%

(1)	These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$9,522	$1,613
Receivables, net	93,129	80,191
Inventories	18,162	15,596
Rental fleet, net	951,646	951,323
Property, plant and equipment, net	152,647	131,687
Other assets	18,396	16,766
Intangibles, net	69,260	73,212
Goodwill	703,765	706,387

Total assets	$2,016,527	$1,976,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$32,143	$29,086
Accrued liabilities	62,385	59,024
Lines of credit	651,537	667,708
Obligations under capital leases	52,531	38,274
Senior Notes, net	245,158	197,553
Deferred income taxes	232,634	219,601

Total liabilities	1,276,388	1,211,246

Stockholders’ equity:
Common stock	493	491
Additional paid-in capital	591,323	584,447
Retained earnings	352,549	352,262
Accumulated other comprehensive loss	(69,582)	(44,162)
Treasury stock	(134,644)	(127,509)

Total stockholders’ equity	740,139	765,529

Total liabilities and stockholders’ equity	$2,016,527	$1,976,775

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$27,779	$(3,931)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Debt extinguishment expense	9,192	—
Deferred financing costs write-off	2,271	—
Asset impairment and loss on divestiture, net	—	66,128
Provision for doubtful accounts	4,290	2,826
Amortization of deferred financing costs	1,457	2,384
Amortization of long-term liabilities	87	76
Share-based compensation expense	6,521	10,833
Depreciation and amortization	47,630	45,075
Gain on sale of rental fleet	(4,228)	(5,196)
Loss on disposal of property, plant and equipment	1,089	2,035
Deferred income taxes	14,448	(6,086)
Foreign currency transaction loss	9	2
Changes in certain assets and liabilities, net of effect of businesses acquired	(14,524)	(425)

Net cash provided by operating activities	96,021	113,721

Cash flows from investing activities:
Proceeds from wood mobile office divestiture, net	—	83,299
Cash paid for businesses acquired, net of cash acquired	(9,206)	(18,622)
Additions to rental fleet, excluding acquisitions	(46,480)	(53,540)
Proceeds from sale of rental fleet	10,770	13,300
Additions to property, plant and equipment, excluding acquisitions	(25,750)	(17,918)
Proceeds from sale of property, plant and equipment	2,369	2,447

Net cash (used in) provided by investing activities	(68,297)	8,966

Cash flows from financing activities:
Net repayments under lines of credit	(16,171)	(42,138)
Proceeds from issuance of 5.875% Senior Notes	250,000	—
Redemption of 7.875% Senior Notes	(200,000)	—
Debt extinguishment expense	(9,192)	—
Deferred financing costs	(5,352)	(113)
Principal payments on capital lease obligations	(4,693)	(2,883)
Issuance of common stock	356	1,670
Dividend payments	(27,327)	(25,308)
Purchase of treasury stock	(7,135)	(55,819)

Net cash used in financing activities	(19,514)	(124,591)

Effect of exchange rate changes on cash	(301)	(122)

Net change in cash	7,909	(2,026)

Cash and cash equivalents at beginning of period	1,613	3,739

Cash and cash equivalents at end of period	$9,522	$1,713

Equipment and other acquired through capital lease obligations	$18,951	$17,638
Capital expenditures accrued or payable	5,053	11,410

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and constant currency financial information are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$12,709	$13,979	$27,779	$(3,931)
Interest expense	8,047	8,960	24,533	26,986
Income tax provision (benefit)	5,906	7,536	14,619	(5,480)
Depreciation and amortization	16,184	14,998	47,630	45,075
Debt extinguishment expense	—	—	9,192	—
Deferred financing costs write-off	—	—	2,271	—

EBITDA	42,846	45,473	126,024	62,650

Share-based compensation expense	2,156	3,418	6,343	9,283
Restructuring expenses	1,648	1,846	5,220	4,773
Acquisition-related expenses	—	398	—	2,393
Asset impairment charge and loss on divestiture, net	—	777	—	67,155
Sales tax refund and unclaimed property settlement	—	192	(1,365)	(342)

Adjusted EBITDA	$46,650	$52,104	$136,222	$145,912

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$31,311	$42,820	$96,021	$113,721
Interest paid	3,889	4,517	17,880	20,422
Income and franchise taxes paid	229	1,581	1,380	3,274
Share-based compensation expense	(2,276)	(4,096)	(6,521)	(10,833)
Asset impairment charge, net	—	—	—	(66,128)
Gain on sale of rental fleet	1,446	1,553	4,228	5,196
Loss on disposal of property, plant and equipment	(400)	(553)	(1,089)	(2,035)
Changes in other assets and liabilities, net of effect of businesses acquired	8,647	(349)	14,125	(967)

EBITDA	$42,846	$45,473	$126,024	$62,650

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$31,311	$42,820	$96,021	$113,721

Additions to rental fleet, excluding acquisitions	(18,322)	(25,731)	(46,480)	(53,540)
Proceeds from sale of rental fleet	3,361	3,925	10,770	13,300
Additions to property, plant and equipment, excluding acquisitions	(6,487)	(6,306)	(25,750)	(17,918)
Proceeds from sale of property, plant and equipment	754	770	2,369	2,447

Net capital expenditures, excluding acquisitions	(20,694)	(27,342)	(59,091)	(55,711)

Free cash flow	$10,617	$15,478	$36,930	$58,010

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Constant Currency. We calculate the effect of currency fluctuations on current periods by translating the results for our business in the United Kingdom during the current period using the average exchange rates from the comparative period. We present constant currency information to provide useful information to assess our underlying business excluding the effect of material foreign currency rate fluctuations. Calculated in constant currency, our rental revenues for the three months ended September 30, 2016 were $3.6 million higher than when calculated using GAAP.